UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2014

FREEBUTTON, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-54009 (Commission File Number)	20-5982715 (I.R.S. Employer Identification No.)

7040 Avenida Encinas
Suite 104-159
Carlsbad, CA 92011

(Address of principal executive offices)

(760) 487-7772
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events

On June 25, 2014, the Registrant filed an information statement pursuant to the requirements of Section 14(f) of the Securities Exchange Act of 1934, as Amended (the “Exchange Act”) and Rule 14(f)-1 promulgated thereunder in connection with the pending acquisition by the Registrant of substantially all of the shares of A1 Vapors, Inc. (“A1 Vapors”) in exchange for the issuance to A1 Vapors of 21,000,000 shares of the Registrant’s Common Stock (the “Transaction”).

The information statement incorrectly referred to the Transaction having closed on June 19, 2014. However, certain closing conditions of due diligence and accounting were not completed and as a consequence, the Transaction was not consummated and shares were not issued to A1 Vapors. The Registrant and A1 Vapors have subsequently completed all due diligence to their mutual satisfaction to close the transaction including accounting related requirements and are prepared to undertake the closing of the Transaction, which is expected to be completed on or about August 14, 2014. The Registrant will file an Amendment and Supplement to the initial information statement reflecting the summary of transactions and related change of control.

Specifically, James Lynch and Dallas Steinberger will resign as our directors. Effective upon the resignations of Mr. Lynch and Mr. Steinberger, Bruce Storrs, Andy Diaz, Moses Lopez and Michelle Evangelista will be appointed as members of our Board of Directors (collectively, the “Incoming Directors”). In addition, James Lynch will resign his position as Chief Executive Officer and Chief Financial Officer, and Dallas Steinberger will resign his positions as Chief Operating Officer, President and Secretary.

As of August 12, 2014, there were 12,844,260 shares of the Registrant’s Common Stock issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2014

FREEBUTTON, INC.

By: /s/ James Edward Lynch, Jr.

James Edward Lynch, Jr.

President and Chief Executive Officer